Ex. 10.27

                              CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is made as of September 22, 2002, (the "Effective Date") by and between Nuway Energy, Inc., a Delaware Corporation (the "Company"), and, Mark Anderson ("Consultant").

                                    RECITALS

      WHEREAS, the Company is shifting its business focus toward the medical technology and healthcare services industries (the "Healthcare Industries");

      WHEREAS, Consultant has expertise in the identification and acquisition of businesses in the Healthcare Industries,

      WHEREAS, Consultant has previously provided the Company with services relate to the acquisition of businesses in the Healthcare Industries;

      NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant agree as follows:

      1. RETENTION. The Company hereby agrees to retain Consultant and Consultant agrees to be available to serve the Company during the Consulting Period (as hereinafter defined), as a consultant and advisor, which shall include such reasonable consulting and advisory services for the Company as defined herein and as may be requested by the Company or someone acting pursuant to its authorization.

      2. DUTIES OF CONSULTANT. The Consultant agrees to perform the consulting services (the "Services") set forth on Schedule A attached hereto and made a part hereof. Consultant shall perform the services and shall devote such time and attention to consulting and advising as shall be reasonably requested by the Company. Consultant may, at Consultant's own expense, use employees or other subcontractors to assist Consultant with the performance of the services.

      3. TERM. The consulting period shall commence as of the effective date of this Agreement, and shall continue for a period of one year (the "Consulting Period").

      4. STATUS OF CONSULTANT. Consultant understands and agrees that Consultant is not an employee of the Company and that Consultant is not entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement, death benefits or automobile expense. Consultant shall be responsible for providing, at Consultant's expense and in Consultant's name, disability, worker's compensation or other insurance as well as licenses and permits usual or necessary for conducting the services hereunder. Furthermore, Consultant shall pay, when and as due, any and all taxes incurred as a result of Consultant's compensation hereunder, including estimated taxes, and shall provide Company with proof of said payments, upon demand. Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of Consultant's breach of this Section 4.


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      5. COMPENSATION. The Company shall compensate Consultant with the payment of a fee (the "Consulting Fee") as described in the Fee Schedule attached hereto as Schedule B and made a part hereof. Payment of amounts due pursuant to the Fee Schedule shall at all times refer to cash compensation, in US dollars ("Cash Compensation"), provided, however, that the Company shall have the right, in it's sole discretion, to pay said Consulting Fees in Cash Compensation or to issue to Consultant shares of common stock of the Company of an equivalent value in lieu of Cash Compensation, which shares will be registered on Form S-9 pursuant to the Company's 2002 Consultant Equity Plan.

      6. TERMINATION.

            6.1 TERMINATION ON NOTICE. The Company may terminate this Agreement at any time by giving fifteen (15) days written notice to Consultant. Consultant shall have the obligation to provide services up to and until the effective date of such termination, should the Company request such services in writing.

            6.2 AUTOMATIC TERMINATION. This Agreement terminates automatically on the occurrence of the death or disability of Consultant.

            6.3 RETURN OF COMPANY PROPERTY. Upon the termination or expiration of this Agreement, Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in Consultant's possession relating to the business of the Company or its Confidential Information (as defined herein) (including the work product of Consultant created pursuant to this Agreement).

      7. NONDISCLOSURE.

            7.1 PROPERTY BELONGING TO COMPANY. Consultant agrees that all developments, ideas, devices, improvements, discoveries, apparatus, practices, processes, methods, concepts and products (collectively the "Inventions") developed by Consultant during the term of this Agreement are the exclusive property of the Company and shall belong to the Company. Consultant agrees to assign the Inventions to the Company, provided, however, notwithstanding the foregoing, Consultant shall not be required to assign its rights in any invention which Consultant developed entirely on Consultant's own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research of development of the Company or (ii) result from any work performed by Consultant for the Company. Consultant understands that Consultant bears the full burden of proving to the Company that any invention qualifies under this Section 7.1.


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            7.2 ACCESS TO CONFIDENTIAL INFORMATION. Consultant agrees that during the term of the business relationship between Consultant and the Company, Consultant will have access to and become acquainted with confidential proprietary information ("Confidential Information") which is owned by the Company and is regularly used in the operation of the Company's business. Consultant agrees that the term "Confidential Information" as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. Consultant agrees that the term "Confidential Information" includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how," negative "know-how," trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. Consultant acknowledges that all Confidential Information, whether prepared by Consultant or otherwise acquired by Consultant in any way, shall remain the exclusive property of the Company.

            7.3 NO UNFAIR USE BY CONSULTANT. Consultant promises and agrees that Consultant (which shall include Consultant's employees and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company's Confidential Information, either directly or indirectly, nor will Consultant use the Confidential Information in any way or at any time except as required in the course of Consultant's business relationship with the Company. Consultant agrees that the sale or unauthorized use of the Company's Confidential Information constitutes unfair competition. Consultant promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent its employees or contractors from engaging in unfair competition with the Company.


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            7.4 FURTHER ACTS. Consultant agrees that, at any time during the term of this Agreement or any extension thereof, upon the request of the Company and without further compensation, but at no expense to Consultant, Consultant shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce perfect, record and maintain, patent applications and United States and foreign patents on the Company's inventions, and copyright registrations on the Company's inventions.

            7.5 OBLIGATIONS SURVIVE AGREEMENT. Consultant's obligations under this Section 7 shall survive the expiration or termination of this Agreement for a period of five (5) years.

      8. REPRESENTATIONS BY CONSULTANT. Consultant represents that Consultant has the qualifications and ability to perform the services in a professional manner, without the advice, control or supervision of the Company. Consultant shall indemnify, defend and hold harmless the Company, and the Company's officers, directors and shareholders from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties and reasonable attorney fees and costs, that the Company may incur or suffer and that arise, result from or are related to any breach or failure of Consultant to perform any of the representations, warranties and agreements contained in this Agreement.

      9. NO ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES BY CONSULTANT; COMPANY'S RIGHT TO ASSIGN. Consultant's rights and benefits under this Agreement are personal to Consultant and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer. The Company may assign its rights and delegate its obligations under this Agreement to any other person or entity.

      10. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to the services to be rendered by Consultant to the Company in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

      11. WAIVER. No waiver of any term or provisions of this Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought. No waiver or breach of any agreement or provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach thereof or a waiver or relinquishment of any other agreement or provision or right or power contained in this Agreement.


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      12. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, whether expressed or implied, is intended to create any third party beneficiary obligations and the parties hereto specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereunder.

      13. SEVERABILITY. If any term or provision of this Agreement is found to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated in to this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (ii) the remaining part of this Agreement shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

      14. PREPARATION OF AGREEMENT. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

      15. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) by private airborne/overnight delivery service or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:


To Company:                     Nuway Energy, Inc.
                                23461 South Pointe Drive, Suite 200
                                Laguna Hills, CA 92653
                                Fax:  949-553-8110
                                Phone:  949-553-8002


To Consultant:                  Mark Anderson
                                c/o Camden Holdings, Inc.
                                9595 Wilshire Blvd.
                                Beverly Hills, CA 90210
                                Fax: (310) 823-4027
                                Phone: (310) 710-6425


Any party may change his/her or its address for purposes of this paragraph by giving written notice of the new address to each of the other parties in the manner set forth above.


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      16. ATTORNEYS' FEES AND COSTS. In the event that any legal proceeding is brought to enforce or interpret any of the rights or obligations under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

      17. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Venue for any legal or equitable action between the Company and Consultant which relates to this Agreement shall be in the county of Los Angeles.

      18. REMEDIES. Each party acknowledges that the Company may, as a result of Consultant's breach of the covenants and obligations in Section 7 of this Agreement, sustain immediate and long-term substantial and irreparable injury and damages which cannot be reasonably or adequately compensated by damages at laws. Each party agrees that in the event of Consultant's breach or threatened breach of the covenants and obligations in Section 7, the Company shall be entitled to obtain equitable relief from a court of competent jurisdiction or arbitration without proof of any actual damages that have been, or may be caused to the Company by such breach or threatened breach and without the posting of a bond or other security in connection therewith.

      19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                       COMPANY
                                       Nuway Energy, Inc.

                                       By: /s/
                                          --------------------------------------
                                          Name: Dennis Calvert
                                          Title:  President


                                       CONSULTANT
                                       Mark Anderson, an individual

                                       /s/
                                       ------------------------------------


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                                SCOPE OF SERVICES

                                   SCHEDULE A


CONSULTANT HAS AGREED TO:

      1. Provide advice and evaluation regarding (i) the disposal of certain assets of the Company and (ii) the review of acquisition candidates for the Company.

      2. Consultant shall review financial statements, review contracts, identify potential companies which the Company may acquire and develop a business plan for the expansion of the Company.


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                                  FEE SCHEDULE

                                   SCHEDULE B


1.    PAYMENT FOR PAST SERVICES AND IN CONSIDERATION OF ENTERING INTO THIS
      AGREEMENT:

      Upon execution of this Agreement, Consultant shall be entitled to receive a fee of $125,000

2.    PAYMENT FOR SERVICES DURING THE TERM OF THIS AGREEMENT:

      $15,000 per month, payable on the first of each month.


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                                 FIRST AMENDMENT

                                       TO

                              CONSULTING AGREEMENT


First Amendment to the following agreement

Consulting Agreement made as of September 23, 2002 (the "Effective Date") by and between Nuway Energy, Inc., a Delaware corporation (the "Company") and Mark Anderson, and individual ("Consultant").

Confirmation of Fees due but not yet paid as of



10-17-02

$42,000 as of this date



Shares to be issued:

Two Hundred Fifty Thousand (250,000)

Pursuant to Consultant's Equity Plan


Signed: /s/
       ---------------------------------------------
           Mark Anderson



Signed: /s/
       ---------------------------------------------

           Denis Calvert


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